UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2008

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 9, 2008, Salix Pharmaceuticals, Ltd. entered into a Collaboration Agreement with Napo Pharmaceuticals, Inc., a Delaware corporation, and a Manufacturing and Supply Agreement with Glenmark Pharmaceuticals Ltd., a corporation organized under the laws of India, with respect to crofelemer, an anti-secretory agent for the treatment of chronic diarrhea.

Under the Collaboration Agreement, Napo and Salix agree to develop crofelemer to obtain and maintain initial regulatory approval for a licensed product for an indication. Napo granted Salix an exclusive, royalty-bearing license to crofelemer for the treatment of HIV-associated diarrhea and additional indications of pediatric diarrhea and acute infectious diarrhea in North America, Europe (excluding Iceland, Liechtenstein, Norway and Switzerland) and Japan. Napo also granted Salix a non-exclusive, worldwide, royalty-bearing license to use Napo-controlled trademarks associated with crofelemer. The licenses granted to Salix include the sole right to commercialize crofelemer and the right to grant sublicenses. Under the Collaboration Agreement, Salix also got a first right of negotiation for a 60-day period with respect to any license Napo desires to grant to any of its other products developed for gastro-intestinal indications.

As consideration for the rights Salix acquires under the Collaboration Agreement, Salix paid Napo an upfront license fee of $4.5 million and purchased $500,000 worth of Napo common stock, representing less than 1% of Napo common stock. Napo may also receive up to $50.0 million in regulatory milestone payments, up to $250.0 million in sales milestone payments, and royalty payments based on net sales during the royalty term. Salix will be responsible for development costs of crofelemer, but costs exceeding $12.0 million in respect of crofelemer used for the HIV-associated diarrhea indication will be credited towards regulatory milestones and thereafter against sales milestones. Development costs in respect of other indications of crofelemer will be credited against regulatory and sales milestones if regulatory approval is obtained for the indications.

The term of the Collaboration Agreement continues on a product-by-product and country-by-country basis until the expiration of the last royalty obligation with respect to each product containing crofelemer in such country. Salix may terminate the Collaboration Agreement upon 90 days written notice if Salix determines that it is not feasible to commercialize crofelemer. Either party may terminate the Collaboration Agreement at any time due to a material breach of the other, subject to a 30-day cure period for payment defaults and a 180-day cure period for all other defaults. Either party also may terminate the Collaboration Agreement due to insolvency of the other, with Napo owing Salix a 5% royalty based on net sales if Salix terminates in such a case. Napo may be required to pay Salix royalties based on net sales in other circumstances as well, whether Salix or Napo terminates the Collaboration Agreement.

Under the Manufacturing and Supply Agreement, Glenmark agrees to manufacture and supply to Salix such quantities of crofelemer as Salix orders. If Salix uses third party manufacturers for its supply of crofelemer, it may pay a penalty to Glenmark in certain circumstances.

The Manufacturing and Supply Agreement has a ten-year term, unless extended for additional two-year periods at Salix’s option upon 6 months prior written notice to Glenmark. Salix may terminate the Manufacturing and Supply Agreement early if, among other things, regulatory authorities cause the withdrawal of crofelemer from the market. Either party may terminate the Manufacturing and Supply Agreement early upon bankruptcy or material breach of the other (upon a 30-day cure period), and sale of a generic version of crofelemer (upon 30 days written notice).

The descriptions of the Collaboration Agreement and Manufacturing and Supply Agreement provided above are qualified in their entirety by reference to the full and complete terms contained in the Collaboration Agreement and Manufacturing and Supply Agreement which will be filed as exhibits to Salix’s Annual Report on Form 10-K for the year ending December 31, 2008.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 11, 2008, Dr. Falk Pharma GmbH sent Salix Pharmaceuticals, Inc., a wholly owned subsidiary of Salix, written notice of termination of the parties’ License Agreement dated April 16, 2007. Under the License Agreement, Salix granted Falk an exclusive royalty-bearing license to use and develop Salix intellectual property and product data related to DIACOLTM 1500 mg tablets in 28 territories in Europe, a non-exclusive option to market Diacol in Italy and France, and a non-exclusive license to manufacture Diacol worldwide for sale in the territories. Falk sent Salix notice of termination upon concluding that the continued use of Diacol was no longer in Falk’s commercial interests. Termination of the License Agreement was effective as of December 11, 2008. Falk will transfer all marketing authorizations for Diacol back to Salix or its designee at Falk’s expense. Salix will retain the $1.5 million non-refundable and non-creditable sum Falk paid Salix upon execution of the License Agreement. Otherwise, there are no other early termination penalties or other financial ramifications to Falk or Salix as a result of the termination.

Salix and Falk have additional relationships. Salix holds the exclusive development rights in the United States to a granulated mesalamine product from Falk. It also holds an exclusive royalty-bearing license from Falk to develop and commercialize in the United States budesonide in foam and oral formulations.

Item 8.01.	Other Events.

On December 10, 2008, Salix issued a press release announcing the Collaboration Agreement. A copy of this press release is attached as Exhibit 99.1.

The information in this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated December 10, 2008 announcing the Collaboration Agreement between Salix Pharmaceuticals, Ltd. and Napo Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.
Date: December 15, 2008
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Senior Vice President and Chief Financial Officer